Exhibit 10.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of July 2, 2008, is by and between SILVERLEAF RESORTS, INC., a Texas corporation, having an address of 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 (“Borrower”) and LIBERTY BANK, a Connecticut non stock mutual savings bank, having an office and place of business at 315 Main Street, Middletown, Connecticut 06457 (the “Lender”).
RECITALS
     A. WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan and Security Agreement, dated as of September 28, 2007 by and between Lender and Borrower, as amended by a letter agreement dated November 15, 2007 and accepted December 14, 2007 (such Loan and Security Agreement as so amended, and as amended hereby and as may hereafter be amended, restated, supplemented or modified from time to time, being hereinafter referred to as the “Loan Agreement”). Lender has agreed to make available to Borrower revolving credit facilities in a maximum principal amount of up to $37,500,000.00; and
     B. WHEREAS, Borrower has requested Lender, and Lender has agreed subject to the terms and conditions of this First Amendment, to amend certain provisions of the Loan Agreement; and
     C. WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto in relation thereto, the parties hereto desire to amend the Loan Agreement and to enter into such other agreements as are hereinafter provided.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
Article 1
Definitions
     1.01 Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby.
Article 2
Amendments to Loan Agreement
     The Loan Agreement is hereby amended as follows, such amendments to be deemed effective as of the First Amendment Effective Date (defined below):
     2.01 Amendments to Article I Section 1.1 Definitions. As of the First Amendment Effective Date, the following definitions are hereby amended and added as follows:
          (A) Change to Definition of Final Maturity Date. The Definition of Final Maturity Date shall become:

               “Final Maturity Date means July 2, 2013 or such date as is thirty six (36) months following the extension of any Revolving Loan Period.”
          (B) Change to Definition of Interest Rate. The Definition of Interest Rate shall become:
               “Interest Rate means a variable rate, adjusted as of each LIBO Rate Determination Date, equal to the LIBO Rate, determined as of each LIBO Rate Determination Date, plus two hundred and forty (240) basis points per annum provided however that at no time, for calculation of the Interest Rate, shall the LIBO Rate be less than 2.85%.
          (C) Change to Definition of Loan Year. The Definition of Loan Year shall become:
               “Loan Year means the period from the First Amendment Effective Date through the last day of the next full twelve (12) calendar month period and each twelve (12) calendar month period thereafter.”
          (D) Change to Definition of Maximum Amount. The Definition of Maximum Amount shall become:
               “Maximum Amount means an aggregate amount not to exceed at any time $72,500,000.00 provided that such maximum amount is subject to the restrictions set forth in Section 2.1(a) and Section 2.1(c) of the Loan Agreement.”
          (E) Change to Definition of Revolving Loan Period. The Definition of Revolving Loan Period shall become:
               “Revolving Loan Period means the period commencing with the First Amendment Effective Date during which the Borrower may borrow, repay and re-borrow Advances and terminating on July 2, 2010 or such later date pursuant to Section 2.3(c) of the Loan Agreement.”
          (F) Addition of Definition of “First Amendment Effective Date”. As of the First Amendment Effective Date, the Definition of “First Amendment Effective Date” set forth below shall be added to Article I Section 1.1 of the Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
               “First Amendment Effective Date shall mean July 2, 2008.”
     2.02 Amendments To Section 2 Revolving Loan and Lending Limits. As of the First Amendment Effective Date:
          (A) Change to Section 2.1(c) of the Loan Agreement (Maximum Advances). Section 2.1(c) is hereby amended and restated to read in its entirety as follows:
               “2.1(c) Maximum Amount of Advances. Notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to make an Advance of its Pro Rata Percentage thereof hereunder to the extent that (i) the aggregate of Advances outstanding would cause the Loan to exceed the lesser of (A) Borrowing Base, (B) the Availability or (C) the Commitment, or (ii) in an amount which would cause the aggregate outstanding principal balance of Liberty Bank’s Commitment retained by Liberty Bank and not participated to other lenders to exceed Forty Million Dollars ($40,000,000); or (C) such an Advance would cause such Lender or any Participant in such loans to violate any legal lending limit under Section 2.5 hereof or otherwise.”
          (B) Change to Section 2.3(c) of the Loan Agreement (Payments). Section 2.3(c) is hereby amended and restated to read in its entirety as follows:
               “2.3 Origination Fee; Renewal Fee(s); Unused Line Fee; and Late Fee. Borrower shall pay the Origination Fee as prescribed in Section 4.2 of the Loan Agreement. In addition, annually for each twelve-month extension to the Revolving Loan Period agreed to in writing by Agent, Lenders and Borrower (and without binding any of the foregoing parties in advance to enter into such an extension), Borrower shall pay a fee of 0.25% (each, a “Renewal Fee”) of the Commitment on or before the effective date of such extension. In addition, the Borrower shall pay an unused line fee (the “Unused Line Fee”) calculated as of the last day of each calendar month equal to one quarter of one percent (0.250%) per annum of the difference between (i) the Maximum Amount, and (ii) the average outstanding principal balance of the Loan during such month, due and payable by the fifteenth (15th) day of the following calendar month; provided, that the Unused Line Fee will be waived for any calendar month where the average outstanding principal balance of the Loan during such month exceeds Forty Percent (40%) of the Maximum Amount. In addition, Borrower shall, if any installment of interest and/or the payment of principal is not received by Lender within 5 Business Days after the due date thereof, then in addition to the remedies conferred upon Lender pursuant to Section 9 hereof and the other Loan Documents, Lender may elect to assess a late charge of five percent (5%) of the amount of the installment due and unpaid, which such late charge shall be added to the delinquent amount to compensate Lender for the expense of handling the delinquency. Borrower and Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Lender of such delinquency. Borrower acknowledges that during the time that any such amount is in default, Lender shall incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the Effective Date of this Agreement and represents a reasonable estimate of the losses Lender shall incur by reason of late payment. Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights and remedies available hereunder.”
     2.03 Amendment Restatement of Section 7 Covenants. As of the First Amendment Effective Date, Section 7.1(x)(ii) of the Loan Agreement (Affirmative Covenants) is hereby amended and restated to read in its entirety as follows:
               “7.1(x)(ii) Marketing and Sales Expenses. As of the last day of each calendar fiscal quarter, commencing upon the First Amendment Effective Date, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Expenses to the Borrower’s vacation interval sales as recorded on the Borrower’s financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .60 to 1.”
     2.04 Amendments to Schedule 1.0 to Loan Agreement. As of the First Amendment Effective Date, Schedule 1.0 to the Loan Agreement shall be in the form attached hereto as Schedule 1.0.

     2.05 Amendments to Exhibits to Loan Agreement. As of the First Amendment Effective Date, Exhibits A and D to the Loan Agreement are hereby amended to be in the form attached as Exhibits A and D to this First Amendment.
     2.06 Amendment to Promissory Note. As of the First Amendment Effective Date, the Promissory Note is hereby amended to be in the form attached as Exhibit E.
Article 3
Events of Default
     3.01 Acknowledgment of Existing Events of Default. Borrower hereby acknowledges that, immediately prior to giving effect to this First Amendment, Borrower has not failed to comply with any provision of the Loan Agreement and knows, after due inquiry and investigation, of no events or conditions, which exist or with the passage of time are or would be or become Events of Default.
Article 4
Conditions
     4.01 Conditions to Effectiveness. The effectiveness of this First Amendment and the agreements of Lender set forth herein, are subject to the satisfaction of the following conditions precedent (the date on which such conditions shall have been satisfied, the “First Amendment Effective Date”), all in form and substance satisfactory to Lender in its sole discretion:
          (a) Lender shall have received each of the following, each in form and substance satisfactory to Lender in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Lender:
     (i) This First Amendment, duly executed by an authorized officer of Borrower; and
     (ii) The First Amended and Restated Promissory Note attached hereto as Exhibit E; and
     (iii) An executed First Amended and Restated Participation Agreement for not less than $12,500,000 from M & I Marshall & Isley Bank; and
     (iv) An executed Participation Agreement for not less than $20,000,000 from HSBC Bank; and
     (v) An executed Servicing Agreement between Agent and Borrower (for itself and as Servicing Agent thereunder) in form and content acceptable to Agent; and
     (vi) Borrower shall have paid or authorized Lender to charge its loan account for the following fees in connection with this First Amendment:
a. Origination Fee of $350,000; plus
b. Renewal Fee of $93,750; and
     (vii) Borrower shall have obtained from Wells Fargo Bank, in its capacity as Custodian, an acknowledgement that the financing amount recited in the Amended and

Restated Custodial and Collateral Agency Agreement (Timeshare Receivables Loan Facility) Silverleaf Resorts, Inc. has increased to up to $72,500,000; and
     (viii) All other documents Lender may request with respect to any matter relevant to this First Amendment or the transactions contemplated hereby.
     (b) The representations and warranties contained herein and in the Loan Agreement and the other documents executed in connection with the Loan Agreement (herein referred to as “Loan Documents”), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.
     (c) All proceedings taken in connection with the transactions contemplated by this First Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.
     (e) Borrower shall have paid Lender for all fees, costs and expenses incurred by Lender in preparation and execution of this First Amendment.
Article 5
Ratifications, Representations and Warranties
     5.01 Ratifications. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this First Amendment the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. This First Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.
     5.02 Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this First Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Organization or Partnership Agreement of Borrower; (b) Borrower has authorized the execution, delivery and performance of this First Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (f) Borrower has not amended its Articles or Certificate of Incorporation or Bylaws since the date of the Loan Agreement; (g) the execution, delivery and performance of this First Amendment and the Loan Documents executed in connection herewith by Borrower are within its powers, have been duly authorized, and do not contravene (A) its Articles or Certificate of Incorporation and Bylaws, or (B) any applicable law; and (h) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this First Amendment or the Loan Documents executed in connection herewith, as applicable, by or against Borrower.
Article 6
Miscellaneous Provisions
     6.01 Survival of Representations and Warranties. All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this First Amendment, shall survive the execution and delivery of this First Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.
     6.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.
     6.03 Severability. If any term or provision of this First Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this First Amendment which shall be given effect so far as possible.
     6.04 Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of Lender, all future holders of any Note and all Transferees, and each of their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.
     6.05 Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This First Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.05, and each party to this First Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this First Amendment.
     6.06 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     6.07 Headings. The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.
     6.08 Applicable Law; Waiver of Jury Trial. THIS FIRST AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

     6.11 Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS FIRST AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS FIRST AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.
     6.12 Release by Borrower. By execution of this First Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity or otherwise, asserted or unasserted which against Lender and/or Lender Affiliates they ever had, now have, claim to have or may later have or which any of any Borrower’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.
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     IN WITNESS WHEREOF, this First Amendment to Loan and Security Agreement has been executed and is effective as of the date first above written.

BORROWER:

SILVERLEAF RESORTS, INC., a Texas corporation

By:	/S/ ROBERT M. SINNOTT

Robert M. Sinnott, Chief Financial Officer

LENDER:

LIBERTY BANK

By:	/S/ DONALD S. PERUTA

Donald S. Peruta, Vice President
List of Schedules and Exhibits to Agreement not filed herewith:

Schedule 1.0	Identification of Lenders, Participants and Their Respective Pro Rata Percentage
Exhibit A	Form of Collateral Assignment Of Notes Receivable And Interval Mortgages
Exhibit D	Form of Borrowers Certificate and Request for Advance
Exhibit E	First Amended And Restated Promissory Note